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                                                                EXHIBIT 99(g)(4)

                 IN THE COURT CHANCERY OF THE STATE OF DELAWARE
                          IN AND FOR NEW CASTLE COUNTY

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TAAM ASSOCIATES, INC.

                  Plaintiff,

                  v.

JAMES F. CALVANO, ROBBIN L. AYERS, JOHN FOWLER, BRIAN J.      C.A. No. 16305-NC
FITZPATRICK, WILLIAM D. GUTH, SANFORD MILLER, MONEYGRAM
PAYMENT SERVICES, INC., and VIAD CORP.,

                  Defendant.

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HARBOR FINANCE PARTNERS,
                           Individually and on behalf
                           of all others similarly            C.A. No. 16306-NC
                           situated,

                                   Plaintiff
                  - against -

JAMES F. CALVANO, JOHN M. FOWLER, ROBBIN L. AYERS, WILLIAM
D. GUTH, BRIAN J. FITZPATRICK, SANFORD MILLER, and
MONEYGRAM PAYMENT SYSTEMS, INC.,

                                    Defendants.
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                        MOTION FOR PRELIMINARY INJUNCTION

         Plaintiffs hereby move, pursuant to Court of Chancery Rule 65, for an
Order:

         1. Preliminarily enjoining defendants and all persons acting in concert with them from proceeding with, consummating or otherwise closing the tender offer by Pine Valley Acquisition Corporation (the "Tender Offer") for all of the issued and outstanding shares of MoneyGram Payment Systems, Inc. ("MoneyGram"); and
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         2. Requiring defendants to supplement their materials furnished to
MoneyGram's shareholders in connection with the Tender Offer by disclosing all material facts and correcting the omissions described in Plaintiffs' Amended Class Action Complaint in this action.

         The grounds for this Motion are set forth in Plaintiff's Amended Class Action Complaint and will be more fully set forth in plaintiffs' opening brief and other papers to be filed in support of this motion.

                                    ROSENTHAL, MONHAIT, GROSS & GODDESS, P.A.

                                    By:      /s/Norman M. Monhait
                                             Suite 1401, Mellon Bank Center
                                             P.O. Box 1070
                                             Wilmington, DE 19899-1070
                                             (302) 656-4433
                                             Attorneys for Plaintiffs

OF COUNSEL:

BERNSTEIN LIEBHARD & LIFSHITZ
274 Madison Avenue
New York, NY 10016
(212) 779-1414

WECHSLER HARWOOD
HALEBIAN & FEFFER LLP
488 Madison Avenue
New York, NY 10022
(212) 935-7400


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